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                                                                    EXHIBIT 23.2

               (LEBOUEF, LAMB, GREENE & MACRAE L.L.P. LETTERHEAD)

                                 August 18, 2003

Public Service Company of Colorado
1225 17th Street
Denver, Colorado 80202

Ladies and Gentlemen:

         We hereby consent to the use of our name under the headings "Description of the Exchange First Collateral Trust Bonds," "Description of the 1939 Mortgage" and "Legal Opinions" in Amendment No. 1 to Registration Statement No. 333-106011 and in the prospectus forming a part of Amendment No. 1.


                                       Very truly yours,

                                       /S/ LEBOUEF, LAMB, GREENE & MACRAE L.L.P.